Exhibit 99.1

Yum China Appoints Adrian Ding as Chief Financial Officer

Shanghai, China (March 10, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) announced that after a thorough search process, Adrian Ding has been appointed as Chief Financial Officer, effective on March 6, 2025. Adrian has been serving as Acting Chief Financial Officer since October 2024.

“We are delighted to announce Adrian’s appointment as our CFO. Over the last five months, he has made significant contributions, proving himself as the ideal candidate to serve as the Chief Financial Officer of Yum China. He has effectively led the finance team, strengthened our engagement with stakeholders, including the capital markets, and played a pivotal role in building Yum China’s growth momentum,” said Joey Wat, CEO of Yum China. “With his deep understanding of our strategies and strong business acumen, I am confident that Adrian will continue to play an instrumental role in driving our RGM 2.0 strategy. I look forward to partnering closely with him as we enter another exciting phase of growth and development.”

Adrian Ding joined the Company in March 2019 as Vice President of Corporate Finance and served as Chief Investment Officer from February 2020 to March 2025. Over the past six years, Adrian has led multiple investment and capital markets projects to enhance the Company’s portfolio and organizational strengths, including the acquisitions of KFC joint venture stakes, and strategic investments in the supply chain, technology, and other strategic areas. He also played a critical role in driving Yum China’s listing on the Hong Kong Stock Exchange. Additionally, Adrian served as General Manager of the Company’s Lavazza joint venture from March 2022 to December 2024. He was instrumental in establishing and building the Lavazza business in China.

Prior to joining the Company, Adrian worked for Alibaba Group Holding Limited from 2018 to early 2019, responsible for strategic investments in the technology and media sectors. Before that, he gained extensive experience in investment banking, advising clients on a number of capital markets and M&A projects. Adrian worked at UBS AG as a Director in Investment Banking and previously held roles at Morgan Stanley and Citigroup Global Markets Asia Limited. Adrian currently serves as a director of Fujian Sunner Development Co., Ltd. (Shenzhen Stock Exchange: 002299). He obtained a Master’s degree in Business Administration (MBA) from Columbia Business School, and a Bachelor's degree in Quantitative Finance from Hong Kong University of Science and Technology.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 16,000 restaurants under six brands across over 2,200 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807 Media@YumChina.com